NEWS RELEASE

TimkenSteel Announces Second-Quarter 2018 Results; Reports Increased Earnings

CANTON, Ohio: July 26, 2018 -TimkenSteel (NYSE: TMST, timkensteel.com), a leader in customized alloy steel products and services, today reported second-quarter net sales of $413.5 million and net income of $8.4 million or $0.19 per diluted share. In the same quarter last year, net sales were $339.3 million with net income of $1.3 million or $0.03 per diluted share. First-quarter net sales were $380.8 million with a net loss of $1.9 million or minus $0.04 per share.
EBITDA(1) for the second quarter was $30.9 million, which represents an increase from $24.7 million in the same quarter last year, and $21.3 million in the first quarter of 2018.
"Our second-quarter performance was the result of continued market strength, better pricing and improved operating efficiencies, partially offset by higher levels of inflation in select consumables," said Tim Timken, chairman, CEO and president. "Those operational efficiencies at a time of increased demand resulted in our highest shipment quarter in more than six years. Given the continued market strength, we are staying focused on working safely and improving delivery performance while maintaining quality and keeping an eye on long-term growth."
SECOND-QUARTER 2018 FINANCIAL SUMMARY
Second-quarter net sales increased $74.2 million or 21.9 percent year over year, and $32.7 million or 8.6 percent sequentially.

•	Ship tons were approximately 310,000, an increase of 5.1 percent over the second quarter of 2017 and an increase of 3.3 percent sequentially, due to strong end-market demand.

•	Prior-year and sequential gains were from increased volume, higher prices and improved product mix.

•
Surcharge revenue of $103.8 million represents a 33.8 percent increase from the prior-year quarter as a result of a 7 percent increase in the No. 1 Busheling Index and higher volumes. Compared with the first quarter of 2018, surcharge revenue increased 14.4 percent.

(1) Please see discussion of non-GAAP financial measures in this news release.

TimkenSteel Corporation
1835 Dueber Ave. S.W., GNE-14, Canton, OH 44706
Media Contact: Carla Wooley, APR	Investor Contact: Chris Holding
P 330.471.7760	P 330.471.7000
news@timkensteel.com	ir@timkensteel.com

EBIT(1) increased to $12.5 million from $5.8 million for the same period a year ago and $2.8 million for first-quarter 2018.

•	Higher demand in industrial and energy end markets resulted in improved product mix and higher pricing.

•	Manufacturing costs were higher due to inflation, partially offset by fixed-cost leverage.

•	LIFO expense was $6.3 million, compared to $1.3 million in first-quarter 2018.

•	Melt utilization was 78 percent for the quarter driven by improved demand across all end markets, compared with 76 percent in second-quarter 2017 and 77 percent in first-quarter 2018.
THIRD-QUARTER 2018 OUTLOOK

▪	Shipments are expected to be similar to second-quarter 2018.

▪	Net income (loss) is projected to be between $(8) million and $2 million.

▪	EBITDA is projected to be between $15 million and $25 million.

▪	Raw material spread is expected to be a headwind of about $4 million.

▪	Maintenance costs anticipated to be $14 million higher in third quarter due to planned maintenance outages.

▪	Inflation will be a continuing headwind.
Other Guidance

▪	2018 capital spending is projected to be $43 million.
The company will host a conference call at 9 a.m. ET on Friday, July 27, to discuss its financial performance with investors and securities analysts. The financial results and conference call materials will be available online at investors.timkensteel.com.

TimkenSteel Earnings Call Information:

Conference Call	Friday, July 27, 2018 9 a.m. ET Toll-free dial-in: 866-393-4306 International dial-in: 734-385-2616 Conference ID: 2188839
Conference Call Replay	Replay dial-in available through August 3, 2018 855-859-2056 or 404-537-3406 Replay passcode: 2188839

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(1) Please see discussion of non-GAAP financial measures in this news release.

About TimkenSteel Corporation
TimkenSteel (NYSE:TMST, timkensteel.com) creates tailored steel products and services for demanding applications, helping customers push the bounds of what's possible within their industries. The company reaches around the world in its customers' products and leads North America in large alloy steel bars (up to 16 inches in diameter) and seamless mechanical tubing made of its special bar quality (SBQ) steel, as well as supply chain and steel services. TimkenSteel operates warehouses and sales offices in five countries and has made its steel in America for more than 100 years. The company posted sales of $1.3 billion in 2017. Follow us on Twitter @TimkenSteel and on Instagram.
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NON-GAAP FINANCIAL MEASURES
TimkenSteel reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”) and corresponding metrics as non-GAAP financial measures. This earnings release includes references to the following non-GAAP financial measures: EBIT and EBITDA. These are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting these non-GAAP financial measures is useful to investors as these measures are representative of the Company’s performance and provide improved comparability of results. See the attached schedules for definitions of the non-GAAP financial measures referred to above and corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures, as well as supplemental financial data. Non-GAAP financial measures should be viewed as additions to, and not as alternatives for, TimkenSteel's results prepared in accordance with GAAP. In addition, the non-GAAP measures TimkenSteel uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures TimkenSteel uses in the same way.

FORWARD-LOOKING STATEMENTS
This news release includes “forward-looking” statements within the meaning of the federal securities laws. You can generally identify the company’s forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “outlook,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “seek,” “target,” “could,” “may,” “should” or “would” or other similar words, phrases or expressions that convey the uncertainty of future events or outcomes. The company cautions readers that actual results may differ materially from those expressed or implied in forward-looking statements made by or on behalf of the company due to a variety of factors, such as: deterioration in world economic conditions, or in economic conditions in any of the geographic regions in which the company conducts business, including additional adverse effects from global economic slowdown, terrorism or hostilities, including political risks associated with the potential instability of governments and legal systems in countries in which the company or its customers conduct business, and changes in currency valuations; the effects of fluctuations in customer demand on sales, product mix and prices in the industries in which the company operates,

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including the ability of the company to respond to rapid changes in customer demand, the effects of customer bankruptcies or liquidations, the impact of changes in industrial business cycles, and whether conditions of fair trade exist in U.S. markets; competitive factors, including changes in market penetration, increasing price competition by existing or new foreign and domestic competitors, the introduction of new products by existing and new competitors, and new technology that may impact the way the company’s products are sold or distributed; changes in operating costs, including the effect of changes in the company’s manufacturing processes, changes in costs associated with varying levels of operations and manufacturing capacity, availability of raw materials and energy, the company’s ability to mitigate the impact of fluctuations in raw materials and energy costs and the effectiveness of its surcharge mechanism, changes in the expected costs associated with product warranty claims, changes resulting from inventory management, cost reduction initiatives and different levels of customer demands, the effects of unplanned work stoppages, and changes in the cost of labor and benefits; the success of the company’s operating plans, announced programs, initiatives and capital investments (including the jumbo bloom vertical caster and advanced quench-and-temper facility), the ability to integrate acquired companies, the ability of acquired companies to achieve satisfactory operating results, including results being accretive to earnings, and the company’s ability to maintain appropriate relations with unions that represent its associates in certain locations in order to avoid disruptions of business; unanticipated litigation, claims or assessments, including claims or problems related to intellectual property, product liability or warranty, and environmental issues and taxes, among other matters; the availability of financing and interest rates, which affect the company’s cost of funds and/or ability to raise capital, the company’s pension obligations and investment performance, and/or customer demand and the ability of customers to obtain financing to purchase the company’s products or equipment that contain its products; the amount of any dividend declared by the company’s Board of Directors on the company’s common shares; and the overall impact of mark-to-market accounting. Additional risks relating to the company’s business, the industries in which the company operates or the company’s common shares may be described from time to time in the company’s filings with the SEC. All of these risk factors are difficult to predict, are subject to material uncertainties that may affect actual results and may be beyond the company’s control. Readers are cautioned that it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results and that the above list should not be considered to be a complete list. Except as required by

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the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		Three Months Ended June 30,		Three Months Ended March 31,
(Dollars in millions, except per share data) (Unaudited)	2018	2017	2018	2017	2018	2017
Net sales	$794.3	$648.7	$413.5	$339.3	$380.8	$309.4
Cost of products sold	741.1	607.9	381.4	315.5	359.7	292.4
Gross Profit	53.2	40.8	32.1	23.8	21.1	17.0
Selling, general & administrative expenses (SG&A)	49.6	45.2	24.9	22.3	24.7	22.9
Impairment charges and loss on sale or disposal of assets	0.9	—	0.9	—	—	—
Other income (expense), net	12.6	8.8	6.2	4.3	6.4	4.5
Earnings Before Interest and Taxes (EBIT) (1)	15.3	4.4	12.5	5.8	2.8	(1.4)
Interest expense	8.5	7.3	3.9	3.7	4.6	3.6
Earnings (Loss) Before Income Taxes	6.8	(2.9)	8.6	2.1	(1.8)	(5.0)
Provision for income taxes	0.3	1.1	0.2	0.8	0.1	0.3
Net Income (Loss)	$6.5	($4.0)	$8.4	$1.3	($1.9)	($5.3)

Net Income (Loss) per Common Share:
Basic income (loss) per share	$0.15	($0.09)	$0.19	$0.03	($0.04)	($0.12)
Diluted income (loss) per share (2)	$0.14	($0.09)	$0.19	$0.03	($0.04)	($0.12)

Dividends per share	$—	$—	$—	$—	$—	$—

Weighted average shares outstanding	44.5	44.3	44.6	44.4	44.5	44.3
Weighted average shares outstanding - assuming dilution	45.2	44.3	45.2	44.8	44.5	44.3

(1) EBIT is defined as net income (loss) before interest expense and income taxes. EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's performance.

(2) Common share equivalents for shares issuable for equity-based awards for the three months ended March 31, 2018 and 2017 and the six months ended June 30, 2017 and common share equivalents for shares issuable upon the conversion of outstanding convertible notes were excluded from the computation of diluted earnings (loss) per share for all periods presented because the effect of their inclusion would have been anti-dilutive.

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CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions) (Unaudited)	June 30, 2018	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$39.0	$35.4	$24.5
Accounts receivable, net of allowances	173.6	181.1	149.8
Inventories, net	294.5	252.8	224.0
Deferred charges and prepaid expenses	2.3	3.5	3.9
Other current assets	10.9	7.6	8.0
Total Current Assets	520.3	480.4	410.2
Property, Plant and Equipment, net	679.8	691.9	706.7
Other Assets
Pension assets	17.4	17.4	14.6
Intangible assets, net	17.5	18.8	19.9
Other non-current assets	5.0	5.9	5.2
Total Other Assets	39.9	42.1	39.7
Total Assets	$1,240.0	$1,214.4	$1,156.6

LIABILITIES
Accounts payable, trade	$177.8	$171.0	$135.3
Salaries, wages and benefits	29.4	29.1	32.4
Accrued pension and postretirement costs	11.5	11.5	11.5
Other current liabilities	18.8	19.4	27.6
Total Current Liabilities	237.5	231.0	206.8
Convertible notes, net	72.0	71.1	70.1
Other long-term debt	150.0	130.0	95.2
Accrued pension and postretirement costs	197.7	209.2	210.8
Deferred income taxes	—	—	0.3
Other non-current liabilities	11.8	11.1	12.7
Total Non-Current Liabilities	431.5	421.4	389.1
SHAREHOLDERS' EQUITY
Additional paid-in capital	842.7	842.6	843.7
Retained deficit	(231.0)	(239.3)	(238.0)
Treasury shares	(33.0)	(34.6)	(37.4)
Accumulated other comprehensive loss	(7.7)	(6.7)	(7.6)
Total Shareholders' Equity	571.0	562.0	560.7
Total Liabilities and Shareholders' Equity	$1,240.0	$1,214.4	$1,156.6

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in millions) (Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
CASH PROVIDED (USED)
Operating Activities
Net Income (Loss)	$8.4	$1.3	$6.5	($4.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18.4	18.9	36.9	37.8
Amortization of deferred financing fees and debt discount	1.2	0.9	3.0	2.1
Impairment charges and loss on sale or disposal of assets	0.9	0.4	0.9	0.4
Deferred income taxes	—	(0.1)	(0.3)	0.2
Stock-based compensation expense	1.5	1.8	3.7	3.4
Pension and postretirement expense	(1.5)	0.8	(2.9)	1.6
Pension and postretirement contributions and payments	(10.4)	(1.1)	(12.9)	(2.7)
Changes in operating assets and liabilities:
Accounts receivable, net	7.5	(5.6)	(23.8)	(61.9)
Inventories, net	(41.7)	(8.4)	(70.5)	(35.1)
Accounts payable, trade	6.8	4.4	42.5	43.8
Other accrued expenses	0.3	(1.4)	(12.9)	1.5
Deferred charges and prepaid expenses	1.2	1.3	1.6	1.0
Other, net	(3.3)	1.5	(1.9)	0.3
Net Cash Provided (Used) by Operating Activities	(10.7)	14.7	(30.1)	(11.6)
Investing Activities
Capital expenditures	(6.8)	(4.1)	(9.0)	(6.8)
Proceeds from disposals of property, plant and equipment	1.0	—	1.0	—
Net Cash Used by Investing Activities	(5.8)	(4.1)	(8.0)	(6.8)
Financing Activities
Proceeds from exercise of stock options	0.1	—	0.2	0.2
Shares surrendered for employee taxes on stock compensation	—	—	(0.7)	(1.2)
Revenue Refunding Bonds repayment	—	—	(30.2)	—
Credit Agreement repayments	—		(65.0)	—
Amended Credit Agreement borrowings	25.0	5.0	155.0	30.0
Amended Credit Agreement repayments	(5.0)	—	(5.0)	—
Debt issuance costs related to the amended credit agreement	—	—	(1.7)	—
Net Cash Provided by Financing Activities	20.1	5.0	52.6	29.0
Increase In Cash and Cash Equivalents	3.6	15.6	14.5	10.6
Cash and cash equivalents at beginning of period	35.4	20.6	24.5	25.6
Cash and Cash Equivalents at End of Period	$39.0	$36.2	$39.0	$36.2

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Reconciliation of Earnings (Loss) Before Interest and Taxes (EBIT) (1) and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (2) to GAAP Net Income (Loss):
This reconciliation is provided as additional relevant information about the Company's performance. EBIT and EBITDA are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT and EBITDA is useful to investors as these measures are representative of the Company's performance. Management also believes that it is appropriate to compare GAAP net income (loss) to EBIT and EBITDA.

	Six Months Ended June 30,		Three Months Ended June 30,		Three Months Ended March 31,

(Dollars in millions) (Unaudited)	2018	2017	2018	2017	2018	2017
Net Income (Loss)	$6.5	($4.0)	$8.4	$1.3	($1.9)	($5.3)

Provision for income taxes	0.3	1.1	0.2	0.8	0.1	0.3
Interest expense	8.5	7.3	3.9	3.7	4.6	3.6
Earnings (Loss) Before Interest and Taxes (EBIT) (1)	$15.3	$4.4	$12.5	$5.8	$2.8	($1.4)
EBIT Margin (1)	1.9%	0.7%	3.0%	1.7%	0.7%	(0.5)%

Depreciation and amortization	36.9	37.8	18.4	18.9	18.5	18.9
Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (EBITDA) (2)	$52.2	$42.2	$30.9	$24.7	$21.3	$17.5
EBITDA Margin (2)	6.6%	6.5%	7.5%	7.3%	5.6%	5.7%

(1) EBIT is defined as net income (loss) before interest expense and income taxes. EBIT Margin is EBIT as a percentage of net sales.
(2) EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA Margin is EBITDA as a percentage of net sales.

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Reconciliation of Total Debt to Net Debt and the Ratio of Total Debt and Net Debt to Capital:
This reconciliation is provided as additional relevant information about the Company's financial position. Capital, used for the ratio of total debt to capital and net debt to capital, is defined as total debt plus total equity. Management believes net debt is useful to investors as it is an important measure of the Company's financial position due to the amount of cash and cash equivalents.

(Dollars in millions) (Unaudited)	June 30, 2018	March 31, 2018	December 31, 2017
Convertible notes, net	$72.0	$71.1	$70.1
Other long-term debt	150.0	130.0	95.2
Total long-term financing	222.0	201.1	165.3
Less: Cash and cash equivalents	39.0	35.4	24.5
Net Debt	$183.0	$165.7	$140.8

Total Equity	$571.0	$562.0	$560.7

Ratio of Total Debt to Capital	28.0%	26.4%	22.8%
Ratio of Net Debt to Capital	23.1%	21.7%	19.4%

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
This reconciliation is provided as additional relevant information about the Company's financial position. Free cash flow is an important financial measure used in the management of the business. Management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions) (Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net Cash Provided (Used) by Operating Activities	($10.7)	$14.7	($30.1)	($11.6)
Less: Capital expenditures	(6.8)	(4.1)	(9.0)	(6.8)
Free Cash Flow	($17.5)	$10.6	($39.1)	($18.4)

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Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (1) to GAAP Net Income:
This reconciliation is provided as additional relevant information about the Company's third quarter guidance. EBITDA is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBITDA is useful to investors as this measure is representative of the Company's performance. Management also believes that it is appropriate to compare GAAP net income (loss) to EBITDA.

	Three Months Ended September 30,
(Dollars in millions) (Unaudited)	2018	2018
	Low	High
Net Income (Loss)	($8.0)	$2.0

Provision for income taxes	0.5	0.5
Interest expense	4.0	4.0
Depreciation and amortization	18.5	18.5
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (1)	$15.0	$25.0

(1) EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization.

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